Putnam High Yield Advantage, May 31, 2005 Semi Annual Report


Because the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2005, Putnam Management
has assumed $9,590 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 7).

72DD1(000s omitted)		Class A		15,653
				Class B  		 3,180

72DD2(000s omitted)		Class M		17,269
				Class Y		   864

73A1				Class A		0.204
				Class B		0.180

73A2				Class M		0.198
				Class Y		0.210

74U1	(000s omitted)		Class A		75,446
				Class B		14,223

74U2	(000s omitted)		Class M		81,344
				Class Y		 3,919

74V1				Class A		6.00
				Class B		5.92

74V2				Class M		6.01
				Class Y		6.11